Exhibit 4.2.101

                                 AMENDMENT NO. 8
                                 ---------------
                                       TO
                                       --
                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

     This Amendment No. 8 (this "Amendment"), dated as of November 19, 2007, to the Securities Purchase Agreement, dated as of June 4, 2004 (the "Purchase Agreement"), as amended, is by and among Salon Media Group, Inc., a Delaware corporation (the "Company"), and a majority of Purchasers who are signatories to the Purchase Agreement, as Amended. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                    RECITALS
                                    --------

     WHEREAS, the Company has held seven Closings of the sale of Shares and issuance of the Warrants and wishes to sell additional Shares and issue additional Warrants; and

     WHEREAS, Section 9.4 of the Purchase Agreement provides that any term thereof may be amended with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Shares then outstanding; and

     WHEREAS, the Company and the undersigned Purchasers who hold at least a majority of the Common Stock issued or issuable upon conversion of the Shares currently outstanding are in favor of and consent to this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Amendments.

               Schedule A of the Purchase Agreement is hereby amended and restated as follows:

                                                          SCHEDULE A

     Series D-1 issuance on June 4, 2004
     Purchaser                                          Purchase Price          Shares            Warrants
     ----------------------------------------------- --------------------- ------------------  ----------------
     John Warnock                                              249,600.00                208           402,580
     The Hambrecht 1980 Revocable Trust                        175,200.00                146           282,580
     HAMCO Capital Corporation                                  50,400.00                 42            81,290
     William E Mayer Holdings, Inc.                             25,200.00                 21            40,645
                                                     --------------------- ------------------  ----------------
                                                               500,400.00                417           807,095
                                                     ===================== ==================  ================

     Series D-2 issuance on September 30, 2004
     Purchaser                                          Purchase Price           Shares            Warrants
     -----------------------------------------------  --------------------  ------------------  ----------------
     John Warnock                                              249,600.00                 208           340,363
                                                      --------------------  ------------------  ----------------
                                                               249,600.00                 208           340,363
                                                      ====================  ==================  ================

     Series D-2 issuance on February 2, 2005
     Purchaser                                          Purchase Price           Shares            Warrants
     -----------------------------------------------  --------------------  ------------------  ----------------
     The Hambrecht 1980 Revocable Trust                        225,600.00                 188           307,636
     HAMCO Capital Corporation                                  25,200.00                  21            34,363
                                                      --------------------  ------------------  ----------------
                                                               250,800.00                 209           341,999
                                                      ====================  ==================  ================

     Series D-3 issuance on December 21, 2005
     Purchaser                                          Purchase Price           Shares            Warrants
     -----------------------------------------------  --------------------  ------------------  ----------------
     Nancy and Timothy Armstrong                               250,800.00                 209           404,516
                                                      --------------------  ------------------  ----------------
                                                               250,800.00                 209           404,516
                                                      ====================  ==================  ================

     Series D-3 issuance on July 27, 2006
     Purchaser                                          Purchase Price           Shares            Warrants
     -----------------------------------------------  --------------------  ------------------  ----------------
     The Hambrecht 1980 Revocable Trust                        150,000.00                 125           181,940
     John E. and Marva M. Warnock                               99,600.00                  83           120,808
                                                      --------------------  ------------------  ----------------
                                                               249,600.00                 208           302,748
                                                      ====================  ==================  ================

     Series D-4 issuance on July 27, 2006
     Purchaser                                          Purchase Price           Shares            Warrants
     -----------------------------------------------  --------------------  ------------------  ----------------
     John E. and Marva M. Warnock                               50,400.00                  42            61,131
                                                      --------------------  ------------------  ----------------
                                                                50,400.00                  42            61,131
                                                      ====================  ==================  ================

     Series D-4 issuance on September 21, 2006
     Purchaser                                          Purchase Price           Shares            Warrants
     -----------------------------------------------  --------------------  ------------------  ----------------
     The Hambrecht 1980 Revocable Trust                        200,400.00                 167           351,990
     John E. and Marva M. Warnock                              199,200.00                 166           349,882
                                                      --------------------  ------------------  ----------------
                                                               399,600.00                 333           701,872
                                                      ====================  ==================  ================

     Series D-4 issuance on December 18, 2006
     Purchaser                                           Purchase Price          Shares            Warrants
     -----------------------------------------------  --------------------  ------------------  ----------------
     John E. and Marva M. Warnock                                50,400.00                 42             8,244
                                                      --------------------  ------------------  ----------------
                                                                 50,400.00                 42             8,244
                                                      ====================  ==================  ================

     Series D-5 issuance on December 18, 2006
     Purchaser                                          Purchase Price           Shares            Warrants
     -----------------------------------------------  --------------------  ------------------  ----------------
     John E. and Marva M. Warnock                              150,000.00                 125            24,536
                                                      --------------------  ------------------  ----------------
                                                               150,000.00                 125            24,536
                                                      ====================  ==================  ================

     Series D-5 issuance on November 19, 2007
     Purchaser                                          Purchase Price           Shares            Warrants
     -----------------------------------------------  --------------------  ------------------  ----------------
     The Hambrecht 1980 Revocable Trust                        350,400.00                 292            35,040
                                                      --------------------  ------------------  ----------------
                                                               350,400.00                 292            35,040
                                                      ====================  ==================  ================

     2.   General.

          (a) This Amendment shall be governed in all respects by the laws of the State of California.

          (b) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. This Amendment may be delivered by facsimile or electronic transmission of the relevant signature pages hereof.

          (c) The Purchase Agreement, as amended by this Amendment, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by as of the date first written above.


                                        SALON MEDIA GROUP, INC.


                                        By: /s/ Conrad Lowry
                                            ----------------
                                                Conrad Lowry
                                                Chief Financial Officer
                                                and Secretary



[Counterpart Signature Page to Amendment No. 8 to Securities Purchase Agreement]

                                        PURCHASER


                                        By: /s/ John E.Warnock
                                            ------------------
                                                John E.Warnock


                                        By: /s/ Marva M. Warnock
                                            --------------------
                                                Marva M. Warnock

                                        Name: John E. Warnock & Marva M. Warnock

                                        Title:________________________________

                                        Address:______________________________

                                        ______________________________________



[Counterpart Signature Page to Amendment No. 8 to Securities Purchase Agreement]

                                        PURCHASER


                                        By: /s/ John E.Warnock
                                            ------------------
                                                John E.Warnock


                                        Name: John E. Warnock

                                        Title:________________________________

                                        Address:______________________________

                                        ______________________________________




[Counterpart Signature Page to Amendment No. 8 to Securities Purchase Agreement]

                                        PURCHASER
                                        The Hambrecht 1980 Revocable Trust


                                        By: /s/ Anna-Marie Schweizer
                                            ------------------------
                                                Anna-Marie Schweizer


                                        Name:  Anna-Marie Schweizer

                                        Title: Trustee
                                        Address: 539 Bryant St. Suite 100

                                        San Francisco, CA 94107
                                        -----------------------





[Counterpart Signature Page to Amendment No. 8 to Securities Purchase Agreement]

                                        PURCHASER
                                        Eu Revocable Trust


                                        By: /s/ Elizabeth Hambrecht
                                            -----------------------
                                                Elizabeth Hambrecht

                                        Name:  Elizabeth Hambrecht

                                        Title: Trustee
                                        Address:





[Counterpart Signature Page to Amendment No. 8 to Securities Purchase Agreement]